Exhibit 99.1

Contacts:
PR/Media Inquiries: Teresa Johnson Merit Medical	Investor Inquiries: Mike Piccinino, CFA, IRC Westwicke - ICR
+1-801-208-4295	+1-443-213-0509
tjohnson@merit.com	mike.piccinino@westwicke.com

FOR IMMEDIATE RELEASE

MERIT MEDICAL REPORTS RESULTS FOR
SECOND QUARTER JUNE 30, 2023

●	Q2 2023 reported revenue of $320.1 million, up 8.5% year-over-year
●	Q2 2023 constant currency revenue* up 9.4% year over year
●	Q2 2023 constant currency revenue, organic* up 9.1% year-over-year
●	Q2 2023 GAAP operating margin of 9.0%, compared to 7.9% in Q2 2022
●	Q2 2023 non-GAAP operating margin* of 19.9%, compared to 19.1% in Q2 2022
●	Q2 2023 GAAP EPS $0.35, compared to $0.27 in Q2 2022
●	Q2 2023 non-GAAP EPS* of $0.81, compared to $0.73 in Q2 2022

*  Constant currency revenue; constant currency revenue, organic; non-GAAP EPS; non-GAAP net income; non-GAAP operating income and margin; non-GAAP gross profit and margin; and free cash flow are non-GAAP financial measures. A reconciliation of these financial measures to their most directly comparable GAAP financial measures is included under the heading “Non-GAAP Financial Measures” below.

SOUTH JORDAN, Utah, July 25, 2023 -- Merit Medical Systems, Inc. (NASDAQ: MMSI), a leading global manufacturer and marketer of healthcare technology, today announced revenue of $320.1 million for the quarter ended June 30, 2023, an increase of 8.5% compared to the quarter ended June 30, 2022. Constant currency revenue, organic, for the second quarter of 2023 increased 9.1% compared to the prior year period.

Merit’s revenue by operating segment and product category for the three and six-month periods ended June 30, 2023 and 2022 was as follows (unaudited; in thousands, except for percentages):

	Three Months Ended
	Reported				Constant Currency *
	June 30,			Impact of foreign	June 30,
	2023	2022	% Change	exchange	2023	% Change
Cardiovascular
Peripheral Intervention	$125,909	$110,955	13.5%	$1,059	$126,968	14.4%
Cardiac Intervention	93,775	89,574	4.7%	1,193	94,968	6.0%
Custom Procedural Solutions	49,384	49,093	0.6%	365	49,749	1.3%
OEM	42,207	37,048	13.9%	(81)	42,126	13.7%
Total	311,275	286,670	8.6%	2,536	313,811	9.5%

Endoscopy
Endoscopy Devices	8,781	8,306	5.7%	22	8,803	6.0%

Total	$320,056	$294,976	8.5%	$2,558	$322,614	9.4%

	Six Months Ended
	Reported				Constant Currency *
	June 30,			Impact of foreign	June 30,
	2023	2022	% Change	exchange	2023	% Change
Cardiovascular
Peripheral Intervention	$239,692	$216,728	10.6%	$2,682	$242,374	11.8%
Cardiac Intervention	179,103	171,061	4.7%	3,012	182,115	6.5%
Custom Procedural Solutions	97,085	95,355	1.8%	1,608	98,693	3.5%
OEM	83,371	70,462	18.3%	60	83,431	18.4%
Total	599,251	553,606	8.2%	7,362	606,613	9.6%

Endoscopy
Endoscopy Devices	18,370	16,785	9.4%	70	18,440	9.9%

Total	$617,621	$570,391	8.3%	$7,432	$625,053	9.6%

Merit’s GAAP gross margin for the second quarter of 2023 was 47.7%, compared to GAAP gross margin of 45.8% for the prior year period. Merit’s non-GAAP gross margin* for the second quarter of 2023 was 51.4%, compared to non-GAAP gross margin* of 49.3% for the second quarter of 2022.

Merit’s GAAP net income for the second quarter of 2023 was $20.2 million, or $0.35 per share, compared to GAAP net income of $15.3 million, or $0.27 per share, for the second quarter of 2022. Merit’s non-GAAP net income* for the second quarter of 2023 was $47.6 million, or $0.81 per share, compared to non-GAAP net income* of $42.3 million, or $0.73 per share, for the second quarter of 2022.

“We delivered 9.1% constant currency, organic revenue growth in the second quarter of 2023, exceeding the high-end of our expectations,” said Fred P. Lampropoulos, Merit’s Chairman and Chief Executive Officer. “We also delivered significant year-over-year improvements in profitability with non-GAAP gross and operating margins of 51.4% and 19.9%, respectively, and solid year-over-year growth in both non-GAAP net income and non-GAAP earnings per share. We are confident in our team’s ability to deliver our financial guidance for fiscal year 2023 and continued progress in year three of our Foundations for Growth Program and the related financial targets for the three-year period ending December 31, 2023.”

As of June 30, 2023, Merit had cash and cash equivalents of $72.1 million, total debt obligations of $340 million, and available borrowing capacity of approximately $507 million, compared to cash and cash equivalents of $58.4 million, total debt obligations of $198.2 million, and available borrowing capacity of approximately $523 million as of December 31, 2022.

Updated Fiscal Year 2023 Financial Guidance

Based upon the information currently available to Merit’s management, for the year ending December 31, 2023, absent material acquisitions, non-recurring transactions or other factors beyond Merit’s current expectations, Merit now expects the following:

Revenue and Earnings Guidance*

	Prior Year (As Reported)	Updated Guidance		Prior Guidance(1)
	Year Ended	Year Ending	% Change	Year Ending	% Change
Financial Measure	December 31, 2022	December 31, 2023	Y/Y	December 31, 2023	Y/Y

Net Sales(2)	$1.151 billion	$1.230 - $1.244 billion	7% - 8%	$1.230 - $1.244 billion	7% - 8%
Cardiovascular Segment	$1.118 billion	$1.193 - $1.207 billion	7% - 8%	$1.192 - $1.206 billion	7% - 8%
Endoscopy Segment	$32.8 million	$36.8 - $37.0 million	12% - 13%	$37.8 - $38.1 million	15% - 16%

GAAP
Net Income	$74.5 million	$76 - $81 million		$87 - $92 million
Earnings Per Share	$1.29	$1.30 - $1.39		$1.49 - $1.57

Non-GAAP
Net Income	$155.8 million	$164 - $170 million		$164 - $170 million
Earnings Per Share	$2.70	$2.81 - $2.92		$2.81 - $2.92

*Percentage figures approximated; dollar figures may not foot due to rounding

2023 Net Sales Guidance - % Change from Prior Year (Constant Currency) Reconciliation*

	Updated Guidance
	Low	High
2023 Net Sales Guidance - % Change from Prior Year (GAAP)	6.9%	8.1%
Estimated impact of foreign currency exchange rate fluctuations	-0.4%	-0.4%
2023 Net Sales Guidance - % Change from Prior Year (Constant Currency)	7.3%	8.5%

*Percentage figures approximated and may not foot due to rounding

(1)	“Prior Guidance” reflects Merit’s full-year 2023 financial guidance on a stand-alone basis previously introduced on April 26, 2023, plus the forecasted impacts, announced June 8, 2023, of the acquisition of the dialysis catheter portfolio and BioSentry® Biopsy Tract Sealant System from AngioDynamics, Inc. (“AngioDynamics”) and the acquisition of the Surfacer® Inside-Out® Access Catheter System from Bluegrass Vascular Technologies, Inc. (“BVT) from their respective closing dates through December 31, 2023.
(2)	Net sales guidance for the twelve months ending December 31, 2023 continues to assume organic revenue in the range of $1.217 billion to $1.229 billion.

Merit’s financial guidance for the year ending December 31, 2023 is subject to risks and uncertainties identified in this release and Merit’s filings with the U.S. Securities and Exchange Commission (the “SEC”).

CONFERENCE CALL

Merit will hold its investor conference call today, Tuesday, July 25, 2023, at 5:00 p.m. Eastern (4:00 p.m. Central, 3:00 p.m. Mountain, and 2:00 p.m. Pacific). To access the conference call, please pre-register using the following link. Registrants will receive confirmation with dial-in details. A live webcast and slide deck will also be available at merit.com.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,
	2023	December 31,
	(Unaudited)	2022
ASSETS
Current Assets
Cash and cash equivalents	$72,084	$58,408
Trade receivables, net	170,990	164,677
Other receivables	12,634	12,992
Inventories	305,943	265,991
Prepaid expenses and other assets	24,971	22,324
Prepaid income taxes	3,920	3,913
Income tax refund receivables	4,365	779
Total current assets	594,907	529,084

Property and equipment, net	384,362	382,976
Intangible assets, net	355,112	275,872
Goodwill	381,767	359,821
Deferred income tax assets	6,492	6,599
Operating lease right-of-use assets	62,436	65,262
Other assets	52,492	44,352
Total Assets	$1,837,568	$1,663,966

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade payables	$61,761	$68,504
Accrued expenses	110,662	123,189
Current portion of long-term debt	3,750	11,250
Current operating lease liabilities	11,531	11,005
Income taxes payable	2,299	6,697
Total current liabilities	190,003	220,645

Long-term debt	335,232	186,759
Deferred income tax liabilities	18,477	18,462
Long-term income taxes payable	347	347
Liabilities related to unrecognized tax benefits	1,912	1,912
Deferred compensation payable	16,418	15,264
Deferred credits	1,657	1,708
Long-term operating lease liabilities	56,599	59,736
Other long-term obligations	13,223	14,736
Total liabilities	633,868	519,569

Stockholders' Equity
Common stock	691,523	675,174
Retained earnings	521,721	480,773
Accumulated other comprehensive loss	(9,544)	(11,550)
Total stockholders' equity	1,203,700	1,144,397
Total Liabilities and Stockholders' Equity	$1,837,568	$1,663,966

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited; in thousands except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net sales	$320,056	$294,976	$617,621	$570,391
Cost of sales	167,274	159,909	326,477	314,417
Gross profit	152,782	135,067	291,144	255,974

Operating expenses:
Selling, general and administrative	100,927	85,487	191,071	169,502
Research and development	20,129	18,466	41,443	35,853
Impairment charges	270	—	270	1,672
Contingent consideration expense	1,094	1,187	1,615	3,787
Acquired in-process research and development	1,550	6,671	1,550	6,671
Total operating expenses	123,970	111,811	235,949	217,485

Income from operations	28,812	23,256	55,195	38,489

Other income (expense):
Interest income	221	96	352	201
Interest expense	(3,682)	(1,348)	(5,693)	(2,350)
Other income (expense) — net	(451)	(1,303)	546	(1,468)
Total other expense — net	(3,912)	(2,555)	(4,795)	(3,617)

Income before income taxes	24,900	20,701	50,400	34,872

Income tax expense	4,655	5,403	9,452	9,029

Net income	$20,245	$15,298	$40,948	$25,843

Earnings per common share
Basic	$0.35	$0.27	$0.71	$0.46
Diluted	$0.35	$0.27	$0.70	$0.45

Weighted average shares outstanding
Basic	57,537	56,691	57,445	56,642
Diluted	58,473	57,600	58,329	57,565

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands - unaudited)

	Six Months Ended
	June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$40,948	$25,843
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42,316	40,902
Loss on disposition of business	—	1,254
Write-off of certain intangible assets and other long-term assets	328	1,733
Amortization of right-of-use operating lease assets	5,935	5,121
Adjustments related to contingent consideration liabilities	1,615	1,999
Acquired in-process research and development	1,550	6,671
Stock-based compensation expense	9,549	9,093
Other adjustments	5,087	360
Changes in operating assets and liabilities, net of acquisitions and divestitures	(75,497)	(42,182)
Total adjustments	(9,117)	24,951
Net cash, cash equivalents, and restricted cash provided by operating activities	31,831	50,794

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures for property and equipment	(18,556)	(16,763)
Cash paid in acquisitions, net of cash acquired	(138,349)	(4,712)
Other investing, net	(846)	(1,824)
Net cash, cash equivalents, and restricted cash used in investing activities	(157,751)	(23,299)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	9,463	3,244
Proceeds from issuance of long-term debt	141,812	3,125
Long-term debt issuance costs	(5,240)	—
Contingent payments related to acquisitions	(3,434)	(32,798)
Payment of taxes related to an exchange of common stock	(1,592)	(1,015)
Net cash, cash equivalents, and restricted cash provided by (used in) financing activities	141,009	(27,444)
Effect of exchange rates on cash	(1,497)	(2,564)
Net increase (decrease) in cash, cash equivalents and restricted cash	13,592	(2,513)

CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
Beginning of period	60,558	67,750
End of period	$74,150	$65,237

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH TO THE CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	72,084	63,003
Restricted cash reported in prepaid expenses and other current assets	2,066	2,234
Total cash, cash equivalents and restricted cash	$74,150	$65,237

Non-GAAP Financial Measures

Although Merit’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Merit’s management believes that the non-GAAP financial measures referenced in this release provide investors with useful information regarding the underlying business trends and performance of Merit’s ongoing operations and can be useful for period-over-period comparisons of such operations. Non-GAAP financial measures used in this release include:

●	constant currency revenue;
●	constant currency revenue, organic;
●	non-GAAP gross profit and margin;
●	non-GAAP operating income and margin;
●	non-GAAP net income;
●	non-GAAP earnings per share; and
●	free cash flow.

Merit’s management team uses these non-GAAP financial measures to evaluate Merit’s profitability and efficiency, to compare operating and financial results to prior periods, to evaluate changes in the results of its operating segments, and to measure and allocate financial resources internally. However, Merit’s management does not consider such non-GAAP measures in isolation or as an alternative to measures determined in accordance with GAAP.

Readers should consider non-GAAP measures used in this release in addition to, not as a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures generally exclude some, but not all, items that may affect Merit’s net income. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded. Merit believes it is useful to exclude such items in the calculation of non-GAAP gross profit and margin, non-GAAP operating income and margin, non-GAAP net income, and non-GAAP earnings per share (in each case, as further illustrated in the reconciliation tables below) because such amounts in any specific period may not directly correlate to the underlying performance of Merit’s business operations and can vary significantly between periods as a result of factors such as acquisition or other extraordinary transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain severance expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, corporate transformation expenses, governmental proceedings or changes in tax or industry regulations, gains or losses on disposal of certain assets, and debt issuance costs. Merit may incur similar types of expenses in the future, and the non-GAAP financial information included in this release should not be viewed as a statement or indication that these types of expenses will not recur. Additionally, the non-GAAP financial measures used in this release may not be comparable with similarly titled measures of other companies. Merit urges readers to review the reconciliations of its non-GAAP financial measures to their most directly comparable GAAP financial measures included herein, and not to rely on any single financial measure to evaluate Merit’s business or results of operations.

Constant Currency Revenue

Merit’s constant currency revenue is prepared by converting the current-period reported revenue of subsidiaries whose functional currency is a currency other than the U.S. dollar at the applicable foreign exchange rates in effect during the comparable prior-year period and adjusting for the effects of hedging transactions on reported revenue, which are recorded in the U.S. dollar. The constant currency revenue adjustments of $2.6 million and $7.4 million to reported revenue for the three and six-month periods ended June 30, 2023, respectively, were calculated using the applicable average foreign exchange rates for the three and six-month periods ended June 30, 2022.

Constant Currency Revenue, Organic

Merit’s constant currency revenue, organic, is defined, with respect to prior fiscal year periods, as GAAP revenue. With respect to current fiscal year periods, constant currency revenue, organic, is defined as constant currency revenue (as defined above), less revenue from certain acquisitions. For the three and six-month periods ended June 30, 2023, Merit’s constant currency revenue, organic, excludes revenues attributable to certain assets acquired from AngioDynamics in June 2023.

Non-GAAP Gross Profit and Margin

Non-GAAP gross profit is calculated by reducing GAAP cost of sales by amounts recorded for amortization of intangible assets and inventory mark-up related to acquisitions. Non-GAAP gross margin is calculated by dividing non-GAAP gross profit by reported net sales.

Non-GAAP Operating Income and Margin

Non-GAAP operating income is calculated by adjusting GAAP operating income for certain items which are deemed by Merit’s management to be outside of core operations and vary in amount and frequency among periods, such as expenses related to acquisitions or other extraordinary transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain severance expenses, performance-based stock compensation expenses, corporate transformation expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, governmental proceedings, and changes in governmental or industry regulations, as well as other items referenced in the tables below. Non-GAAP operating margin is calculated by dividing non-GAAP operating income by reported net sales.

Non-GAAP Net Income

Non-GAAP net income is calculated by adjusting GAAP net income for the items set forth in the definition of non-GAAP operating income above, as well as for expenses related to debt issuance costs, gains or losses on disposal of certain assets, changes in tax regulations, and other items set forth in the tables below.

Non-GAAP EPS

Non-GAAP EPS is defined as non-GAAP net income divided by the diluted shares outstanding for the corresponding period.

Free Cash Flow

Free cash flow is defined as cash flow from operations calculated in accordance with GAAP, less capital expenditures for property and equipment calculated in accordance with GAAP, as set forth in the consolidated statement of cash flows.

Non-GAAP Financial Measure Reconciliations

The following tables set forth supplemental financial data and corresponding reconciliations of non-GAAP financial measures to Merit’s corresponding financial measures prepared in accordance with GAAP, in each case, for the three and six-month periods ended June 30, 2023 and 2022. The non-GAAP income adjustments referenced in the following tables do not reflect non-performance-based stock compensation expense of approximately $3.2 million and $2.7 million for the three-month periods ended June 30, 2023 and 2022, respectively and $5.8 and $6.1 for the six-month periods ended June 30, 2023 and 2022, respectively.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(Unaudited; in thousands except per share amounts)

	Three Months Ended
	June 30, 2023
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$24,900	$(4,655)	$20,245	$0.35

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	11,448	(2,753)	8,695	0.15
Inventory mark-up related to acquisitions	260	(62)	198	0.00
Operating Expenses
Contingent consideration expense	1,094	47	1,141	0.02
Impairment charges	270	—	270	0.00
Amortization of intangibles	1,965	(474)	1,491	0.03
Performance-based share-based compensation (a)	2,377	(340)	2,037	0.03
Corporate transformation and restructuring (b)	7,867	(1,888)	5,979	0.10
Acquisition-related	4,856	(1,166)	3,690	0.06
Medical Device Regulation expenses (c)	3,010	(722)	2,288	0.04
Other (d)	1,603	(385)	1,218	0.02
Other (Income) Expense
Amortization of long-term debt issuance costs	478	(115)	363	0.01

Non-GAAP net income	$60,128	$(12,513)	$47,615	$0.81

Diluted shares				58,473

	Three Months Ended
	June 30, 2022
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$20,701	$(5,403)	$15,298	$0.27

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	10,500	(2,575)	7,925	0.14
Operating Expenses
Contingent consideration expense	1,187	(9)	1,178	0.02
Amortization of intangibles	1,588	(394)	1,194	0.02
Performance-based share-based compensation (a)	1,756	(219)	1,537	0.03
Corporate transformation and restructuring (b)	6,819	(1,664)	5,155	0.09
Acquisition-related	1,006	(246)	760	0.01
Medical Device Regulation expenses (c)	2,659	(651)	2,008	0.03
Other (d)	7,645	(1,814)	5,831	0.10
Other (Income) Expense
Amortization of long-term debt issuance costs	151	(37)	114	0.00
Loss on disposal of business unit	1,255	—	1,255	0.02

Non-GAAP net income	$55,267	$(13,012)	$42,255	$0.73

Diluted shares				57,600

Note: Certain per share impacts may not sum to totals due to rounding.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(Unaudited; in thousands except per share amounts)

	Six Months Ended
	June 30, 2023
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$50,400	$(9,452)	$40,948	$0.70

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	22,064	(5,306)	16,758	0.29
Inventory mark-up related to acquisitions	260	(62)	198	0.00
Operating Expenses
Contingent consideration expense	1,615	2	1,617	0.03
Impairment charges	270	—	270	0.00
Amortization of intangibles	3,630	(876)	2,754	0.05
Performance-based share-based compensation (a)	3,664	(427)	3,237	0.06
Corporate transformation and restructuring (b)	11,413	(2,739)	8,674	0.15
Acquisition-related	5,111	(1,227)	3,884	0.07
Medical Device Regulation expenses (c)	6,668	(1,600)	5,068	0.09
Other (d)	1,637	(393)	1,244	0.02
Other (Income) Expense
Amortization of long-term debt issuance costs	629	(151)	478	0.01

Non-GAAP net income	$107,361	$(22,231)	$85,130	$1.46

Diluted shares				58,329

	Six Months Ended
	June 30, 2022
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$34,872	$(9,029)	$25,843	$0.45

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	21,052	(5,162)	15,890	0.28
Operating Expenses
Contingent consideration expense	3,787	(17)	3,770	0.07
Impairment charges	1,672	(318)	1,354	0.02
Amortization of intangibles	3,195	(792)	2,403	0.04
Performance-based share-based compensation (a)	3,001	(343)	2,658	0.05
Corporate transformation and restructuring (b)	11,897	(2,906)	8,991	0.16
Acquisition-related	1,234	(302)	932	0.02
Medical Device Regulation expenses (c)	4,578	(1,121)	3,457	0.06
Other (d)	7,729	(1,835)	5,894	0.10
Other (Income) Expense
Amortization of long-term debt issuance costs	302	(74)	228	0.00
Loss on disposal of business unit	1,255	—	1,255	0.02

Non-GAAP net income	$94,574	$(21,899)	$72,675	$1.26

Diluted shares				57,565

Note: Certain per share impacts may not sum to totals due to rounding.

Reconciliation of Reported Operating Income to Non-GAAP Operating Income

(Unaudited; in thousands except percentages)

	Three Months Ended		Three Months Ended		Six Months Ended		Six Months Ended
	June 30, 2023		June 30, 2022		June 30, 2023		June 30, 2022
	Amounts	% Sales	Amounts	% Sales	Amounts	% Sales	Amounts	% Sales
Net Sales as Reported	$320,056		$294,976		$617,621		$570,391

GAAP Operating Income	28,812	9.0%	23,256	7.9%	55,195	8.9%	38,489	6.7%
Cost of Sales
Amortization of intangibles	11,448	3.6%	10,500	3.6%	22,064	3.6%	21,052	3.7%
Inventory mark-up related to acquisitions	260	0.1%	—	—	260	0.0%	—	—
Operating Expenses
Contingent consideration expense	1,094	0.3%	1,187	0.4%	1,615	0.3%	3,787	0.7%
Impairment charges	270	0.1%	—	—	270	0.0%	1,672	0.3%
Amortization of intangibles	1,965	0.6%	1,588	0.5%	3,630	0.6%	3,195	0.6%
Performance-based share-based compensation (a)	2,377	0.7%	1,756	0.6%	3,664	0.6%	3,001	0.5%
Corporate transformation and restructuring (b)	7,867	2.5%	6,819	2.3%	11,413	1.8%	11,897	2.1%
Acquisition-related	4,856	1.5%	1,006	0.3%	5,111	0.8%	1,234	0.2%
Medical Device Regulation expenses (c)	3,010	0.9%	2,659	0.9%	6,668	1.1%	4,578	0.8%
Other (d)	1,603	0.5%	7,645	2.6%	1,637	0.3%	7,729	1.4%

Non-GAAP Operating Income	$63,562	19.9%	$56,416	19.1%	$111,527	18.1%	$96,634	16.9%

Note: Certain percentages may not sum to totals due to rounding

a)	Represents performance-based share-based compensation expense, including stock-settled and cash-settled awards.
b)	Includes consulting expenses related to the Foundations for Growth Program, $4.3 million for write-offs of other long-term assets associated with restructuring activities, and other transformation costs, including severance related to corporate initiatives.
c)	Represents incremental expenses incurred to comply with the E.U. Medical Device Regulation (“MDR”).
d)	The 2023 periods include acquired in-process research and development charges of $1.6 million. The 2022 periods include acquired in-process research and development charges of $6.7 million and legal costs associated with a shareholder derivative proceeding.

Reconciliation of Reported Revenue to Constant Currency Revenue (Non-GAAP), and Constant Currency Revenue, Organic (Non-GAAP)

(Unaudited; in thousands except percentages)

		Three Months Ended			Six Months Ended
		June 30,			June 30,
	% Change	2023	2022	% Change	2023	2022
Reported Revenue	8.5%	$320,056	$294,976	8.3%	$617,621	$570,391

Add: Impact of foreign exchange		2,558	—		7,432	—

Constant Currency Revenue (a)	9.4%	$322,614	$294,976	9.6%	$625,053	$570,391

Less: Revenue from certain acquisitions		(942)	—		(942)	—

Constant Currency Revenue, Organic (a)	9.1%	$321,672	$294,976	9.4%	$624,111	$570,391

(a)	A non-GAAP financial measure. For a definition of this and other non-GAAP financial measures, see the section of this release entitled “Non-GAAP Financial Measures.”

Reconciliation of Reported Gross Margin to Non-GAAP Gross Margin (Non-GAAP)

(Unaudited; as a percentage of reported revenue)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Reported Gross Margin	47.7%	45.8%	47.1%	44.9%

Add back impact of:
Amortization of intangibles	3.6%	3.6%	3.6%	3.7%
Inventory mark-up related to acquisitions	0.1%	—%	0.0%	—%

Non-GAAP Gross Margin	51.4%	49.3%	50.8%	48.6%

Note: Certain percentages may not sum to totals due to rounding

ABOUT MERIT

Founded in 1987, Merit Medical Systems, Inc. is a leading global manufacturer and marketer of healthcare technology. Merit serves client hospitals worldwide with a domestic and international sales force and clinical support team totaling in excess of 700 individuals. Merit employs approximately 7,100 people worldwide with facilities in South Jordan, Utah; Pearland, Texas; Richmond, Virginia; Aliso Viejo, California; Maastricht and Venlo, The Netherlands; Paris, France; Galway, Ireland; Beijing, China; Tijuana, Mexico; Joinville, Brazil; Ontario, Canada; Melbourne, Australia; Tokyo, Japan; Reading, United Kingdom; Johannesburg, South Africa; and Singapore.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this release which are not purely historical, including, without limitation, statements regarding Merit’s forecasted plans, revenues, net sales, net income (GAAP and non-GAAP), operating income and margin (GAAP and non-GAAP), gross profit and margin (GAAP and non-GAAP), earnings per share (GAAP and non-GAAP) and other financial measures, future growth and profit expectations or forecasted economic conditions, or the implementation of, and results which may be achieved through, Merit’s Foundations for Growth Program or other expense reduction initiatives, or the development or commercialization of new products, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to risks and uncertainties such as those described in Merit’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Annual Report”) and other filings with the SEC. Such risks and uncertainties include inherent risks and uncertainties relating to Merit’s internal models or the projections in this release; risks and uncertainties associated with Merit’s integration of products acquired from AngioDynamics and BVT and its ability to achieve anticipated financial results, product development and other anticipated benefits of the AngioDynamics and BVT acquisitions; uncertainties as to whether Merit will achieve sales, gross and operating margins, net income and earnings per share consistent with its forecasts associated with those acquisitions; disruptions in Merit’s supply chain, manufacturing or sterilization processes; reduced availability of, and price increases associated with, commodity components and other raw materials; adverse changes in freight, shipping and transportation expenses; negative changes in economic and industry conditions in the United States or other countries, including inflation; risks relating to Merit’s potential inability to successfully manage growth through acquisitions generally, including the inability to effectively integrate acquired operations or products or commercialize technology developed internally or acquired through completed, proposed or future transactions; risks associated with Merit’s ongoing or prospective manufacturing transfers and facility consolidations; fluctuations in interest or foreign currency exchange rates; risks and uncertainties associated with Merit’s information technology systems, including the potential for breaches of security and evolving regulations regarding privacy and data protection; governmental scrutiny and regulation of the medical device industry, including governmental inquiries, investigations and proceedings involving Merit; consequences associated with a Corporate Integrity Agreement executed between Merit and the U.S. Office of Inspector General; difficulties, delays and expenditures relating to development, testing and regulatory approval or clearance of Merit’s products, including the pursuit of approvals under the MDR, and risks that such products may not be developed successfully or approved for commercial use; litigation and other judicial proceedings affecting Merit; the potential of fines, penalties or other adverse consequences if Merit’s employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws or regulations; restrictions on Merit’s liquidity or business operations resulting from its debt agreements; infringement of Merit’s technology or the assertion that Merit’s technology infringes the rights of other parties; product recalls and product liability claims; changes in customer purchasing patterns or the mix of products Merit sells; laws and regulations targeting fraud and abuse in the healthcare industry; potential for significant adverse changes in governing regulations, including reforms to the procedures for approval or clearance of Merit’s products by the U.S. Food & Drug Administration or comparable regulatory authorities in other jurisdictions; changes in tax laws and regulations in the United States or other jurisdictions; termination of relationships with Merit’s suppliers, or failure of such suppliers to perform; concentration of a substantial portion of Merit’s revenues among a few products and procedures; development of new products and technology that could render Merit’s existing or future products obsolete; market acceptance of new products; dependance on distributors to commercialize Merit’s products in various jurisdictions outside the United States; volatility in the market price of Merit’s common stock; modification or limitation of governmental or private insurance reimbursement policies; changes in healthcare policies or markets related to healthcare reform initiatives; failure to comply with applicable environmental laws; changes in key personnel; work stoppage or transportation risks; failure to introduce products in a timely fashion; price and product competition; fluctuations in and obsolescence of inventory; and risks and uncertainties associated with the COVID-19 pandemic and Merit’s response thereto; and other factors referenced in the 2022 Annual Report and other materials filed with the SEC.

All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results. Those estimates and all other forward-looking statements included in this document are made only as of the date of this document, and except as otherwise required by applicable law, Merit assumes no obligation to update or disclose revisions to estimates and all other forward-looking statements.

TRADEMARKS

Unless noted otherwise, trademarks and registered trademarks used in this release are the property of Merit Medical Systems, Inc. and its subsidiaries in the United States and other jurisdictions.

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